EXHIBIT B
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                                    AGREEMENT

     This Agreement (the "Agreement"), dated December 22, 1998, is by and between Harvest Restaurant Group, Inc., a Texas corporation ("Harvest"), and the undersigned holder of shares of common stock of Harvest.

                                    Recitals:

     (1) The undersigned shareholder desires to evidence such shareholder's agreement to vote the shares of Common Stock of Harvest that such shareholder owns (collectively, the "Shares") in favor of an amendment to Harvest's articles of incorporation that will increase the number of authorized shares of Harvest Common Stock to not less than 100,000,000.

     (2) It is anticipated that such a proposed amendment will be presented to the shareholders of Harvest for their approval pursuant to a definitive proxy statement mailed to all holders of Harvest capital stock entitled to vote thereon.

     (3) The investors in the Series D Preferred Stock of Harvest to be issued concurrently with the merger of TRC Acquisition Corporation into Hartan, Inc., a wholly-owned subsidiary of Harvest, are relying upon, among other things, this Agreement in agreeing to invest in Harvest.

                                   Agreement:

     In consideration of the foregoing, the undersigned shareholder hereby agrees to vote all of such holder's Shares in favor of any proposal to amend the Articles of Incorporation of Harvest to increase the number of authorized shares of Common Stock to an amount not less than 100,000,000.

                                            SHAREHOLDER:

                                            /s/  Clyde E. Culp, III
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                                            Signature

December 22, 1998                           Clyde E. Culp, III
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Date                                        Name:  Please Print


                                            HARVEST RESTAURANT GROUP, INC.

January 14, 1999                            By: /s/  Timothy R. Robinson
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Date                                           Name: Timothy R. Robinson
                                               Title: Chief Financial Officer